UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2006

STEWART & STEVENSON SERVICES, INC.

(Exact name of Registrant as specified in charter)

Texas	0-8493	74-1051605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2707 North Loop West Houston, Texas		77008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 868-7700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (1 7 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment to Asset Purchase Agreements

On January 25, 2006, Stewart & Stevenson Services, Inc. (the “Company”), IPSC Co., Inc., Stewart & Stevenson Holdings, Inc., Stewart & Stevenson de las Americas, Inc., Stewart & Stevenson International, Inc., Stewart & Stevenson Power, Inc., S&S Trust, Stewart & Stevenson Petroleum Services LLC, Sierra Detroit Diesel Allison, Inc. and C. Jim Stewart & Stevenson, Inc. (collectively, the “Sellers”) and Hushang Ansary (“Mr. Ansary”) entered into an Amendment (the “Amendment”) to (i) the Asset Purchase Agreement by and among the Company, certain of the other Sellers and Mr. Ansary dated September 27, 2005 (the “EPD Purchase Agreement”), and (ii) the Asset Purchase Agreement by and among the Company, certain of the other Sellers and Mr. Ansary dated October 24, 2005 (the “PPD Purchase Agreement”).  The Amendment, among other things, (i) provided for the sale of certain assets of, and the assumption of specified liabilities of, the Company’s hybrid bus business and snow blower business to Mr. Ansary, (ii) provided for the sale of the equity interests in certain additional subsidiaries of the Company to Mr. Ansary, (iii) set forth the terms under which certain corporate employees could be offered employment and hired by Mr. Ansary and (iv) amended certain provisions in the EPD Purchase Agreement to reflect the execution of the PPD Purchase Agreement.

Transition Services Agreement

The Company entered into a Transition Services Agreement (the “Transition Services Agreement”) on January 25, 2006 with Stewart & Stevenson LLC, an entity controlled by Mr. Ansary and not affiliated with the Company (the “Buyer Entity”).  The Transition Services Agreement requires the Company to provide support services to the Buyer Entity relating to an existing operational contract, the use of certain information technology equipment, foreign sales offices and the Company’s website, for up to 18 months depending on the particular service.  The Transition Services Agreement requires the Buyer Entity to provide support services to the Company in the areas of information technology, telecommunications, accounting and payroll, record retention, tax compliance assistance and operational support for up to 18 months depending on the particular service.  The net amount to be paid by the Company to the Buyer Entity for the support services during the transition period is not expected to be material to the Company.  Subject to certain conditions, each party has the right to terminate the Transition Services Agreement if the party receiving the services fails to timely pay amounts due for such services.

Simmons Termination and Release Agreement

In connection with the sale of its Engineered Products and Power Products businesses as described in Item 2.01 below (the “EPD/PPD Sale”), on January 25, 2006, Stewart & Stevenson Services, Inc. (the “Company”) signed a termination and release agreement with John B. Simmons (“Mr. Simmons”), the Company’s then-Senior Vice President, Chief Financial Officer and Treasurer (the “Simmons Termination Agreement”).  Pursuant to the Simmons Termination Agreement, Mr. Simmons resigned from his officer positions with the Company effective on and as of January 25, 2006.  He will continue his employment with the Company until March 31, 2006 (the “Separation Date”) to perform certain financial related activities for the Company, including helping the Company to carry out its financial reporting obligations in respect of its fiscal year ending January 31, 2006.  Mr. Simmons has also agreed to restrictions on competition and interference with the Company, which survive for two years after the Separation Date, restrictions on the disclosure of confidential information and certain cooperation obligations.

In consideration of Mr. Simmons’ significant contributions to the EPD/PPD Sale and the overall performance of the Company in recent periods and the restrictions and other obligations in the Simmons Termination Agreement, the Simmons Termination Agreement provides that:

•                                          the Company and Mr. Simmons acknowledge, and the stock option agreements shall be amended to reflect, that the Company’s Compensation Committee of the Board of Directors has the discretion to accelerate the vesting of all stock option agreements held by Mr. Simmons under the 1988 Nonstatutory Stock Option Plan immediately upon the Separation Date and to permit the exercise thereof at any time after the Separation Date and prior to 3:00 p.m. on December 31, 2006.

•                                          the Company will pay Mr. Simmons amounts owed to him in accordance with the Company’s Management Incentive Compensation Plan for his performance during the fiscal year ending January 31, 2006.

•                                          the Company will pay Mr. Simmons the accrued unpaid vacation benefits due to him under the Company’s vacation policy through the Separation Date.

•                                          the Severance Agreement between Mr. Simmons and the Company dated July 19, 2004 (the “Simmons Severance Agreement”) is expressly superseded.  The Simmons Termination Agreement provides that, for the reasons specified above and if Mr. Simmons has satisfied his cooperation obligations and carried out his duties and responsibilities until the Separation Date in good faith and with appropriate care and attention as reasonably directed by the Company’s President and Chief Executive Officer, the Company will pay Mr. Simmons $974,000 if there is a change in control in the Company before December 31, 2006.

•                                          the Company will make a gross-up payment to Mr. Simmons, subject to certain conditions and limitations, in the event that any part of the payments to Mr. Simmons would be subject to an excise tax.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the Simmons Termination Agreement, the Simmons Severance Agreement was terminated.

Item 2.01 Completion or Acquisition or Disposition of Assets.

On January 25, 2006, and effective as of January 23, 2006, the Company, IPSC Co., Inc., Stewart & Stevenson Holdings, Inc., Stewart & Stevenson de las Americas, Inc., Stewart & Stevenson International, Inc., Stewart & Stevenson Power, Inc., S&S Trust, Sierra Detroit Diesel Allison, Inc. and C. Jim Stewart & Stevenson, Inc. sold substantially all of the assets of, and transferred specified liabilities of, the Company’s Engineered Products and Power Products

businesses to Stewart & Stevenson LLC and Stewart & Stevenson Power Products LLC, which are controlled by Mr. Ansary.  The total cash consideration was $277 million, subject to adjustment based on a final post-closing accounting of the assets delivered.  Stewart & Stevenson Services, Inc. is not affiliated with Stewart & Stevenson LLC or Stewart & Stevenson Power Products LLC.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On and effective as of January 25, 2006, Mr. Simmons resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company.  L. Scott Biar, the Company’s Controller and Chief Accounting Officer (“Mr. Biar”), has assumed the position of Chief Financial Officer and Treasurer as of January 25, 2006 and will earn an annual salary of $225,000.

The information required by Items 401(b), (d) and (e) of Regulation S-K with respect to Mr. Biar is set forth in the Company’s Definitive Proxy Statement for the Company’s 2005 annual meeting of stockholders (filed with the Securities and Exchange Commission on May 2, 2005 (the “2005 Proxy Statement”)) under the caption “Executive Officers,” and the information under that caption with respect to Mr. Biar is hereby incorporated by reference into this Current Report.

For a description of the material terms of the Company’s severance agreement with Mr. Biar, see the description set forth in the 2005 Proxy Statement under “Employment and Severance Agreements,” which description is hereby incorporated by reference into this Current Report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated January 25, 2006 relating to the completion of the sale of the Engineered Products Division and Power Products Division of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Dated: January 31, 2006	By:	/s/ L. Scott Biar
Name: L. Scott Biar
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated January 25, 2006 relating to the completion of the sale of the Engineered Products Division and Power Products Division of the Company.